EXHIBIT 10.2
CSS INDUSTRIES, INC.
2004 EQUITY COMPENSATION PLAN
NONQUALIFIED STOCK OPTION GRANT
This NONQUALIFIED STOCK OPTION GRANT, dated as of                      (the “Date of Grant”), is delivered by CSS Industries, Inc. (the “Company”) to                      (the “Grantee”).
RECITALS
WHEREAS, the Human Resources Committee of the Board of Directors of the Company (the “Committee”) has determined to grant the Grantee an equity award (the “Equity Award”) for shares of Common Stock of the Company, par value $0.10 per share (the “Company Stock”);
WHEREAS, the Equity Award is comprised of two separate grants, a nonqualified stock option and a stock bonus award; and
WHEREAS, the Committee has determined that the nonqualified stock option portion of the Equity Award shall be issued under the CSS Industries, Inc. 2004 Equity Compensation Plan, as amended (the “Plan”) and the terms and conditions of such nonqualified stock option shall be memorialized in this Nonqualified Stock Option Grant (the “Grant”).
NOW, THEREFORE, the parties to this Grant, intending to be legally bound hereby, agree as follows:
1. Grant of Option. Subject to the terms and conditions set forth in this Grant and in the Plan, the Company hereby grants to the Grantee a nonqualified stock option (the “Option”) to purchase                      shares of Company Stock at an exercise price of $                     per share. The Option shall become vested and exercisable according to Paragraphs 2 and 3 below.
2. Vesting of Option.
(a) Unless a Change of Control (as defined below) occurs prior to the end of the Performance Period (as defined below), the vesting and exercisability of the Option is contingent upon achievement of the Performance Goal (as described in subparagraph (b) below) at any time during the Performance Period and the Grantee satisfying the continuing employment condition described in Paragraph 3 below.
(b) The Option will become vested if the Company’s Total Stockholder Return (“TSR”) (as described in subparagraph (c) below) at any time during the Performance Period is _____% or more as certified by the Committee (the “Performance Goal”). The Committee may determine whether the Performance Goal has been achieved at any time after it has been achieved; provided however, that the Committee will determine whether the Performance Goal has been achieved prior to the anniversary of the Date of Grant next following the earliest date on which the Performance Goal is achieved, and provided further that if such earliest date occurs within the thirty (30) day period immediately preceding an anniversary date of the Date of Grant, then the Committee will determine whether the Performance Goal has been achieved as soon as administratively practicable following, and in any event not later than 30 days following, the date of achievement of the Performance Goal. Upon making a determining that the Performance Goal has been achieved, the Committee will certify that the Performance Goal has been so achieved. The date, if any, on which the Committee certifies that the Performance Goal has been achieved is referred to herein as the “Certification Date”.

(c) TSR represents stock price performance and dividend accumulation during the Performance Period for the Company. For purposes of this calculation, the initial stock price is equal to the closing stock price for the Company Stock on the last trading day prior to the Date of Grant, and the ending stock price is determined using the thirty (30) day average stock price for each day during Performance Period. The thirty (30) day average stock price is the average of the closing stock prices for the thirty (30) trading days that end on the applicable date. To determine stock price performance, a dividend adjustment factor will be determined. The dividend adjustment factor takes into account each per share dividend paid during the Performance Period through the applicable measurement date, as well as the effect of any appreciation in stock price by reason of deeming the dividend to be reinvested in the stock. TSR is determined on each measurement date by adjusting the ending stock price on such date as determined above by the dividend adjustment factor and comparing it to the initial stock price. The initial Company Stock price is $                     per share.
(d) Unless a Change of Control occurs prior to the end of the Performance Period, if the Performance Goal is not achieved at any time during the Performance Period no portion of the Option may become vested, the Grantee may not exercise any portion of the Option, and the Option shall terminate.
(e) In order to become vested in any portion of the Option, the Grantee must be Employed by the Employer (as defined in the Plan) on the Certification Date or date of a Change of Control, if earlier. If the Grantee ceases to be Employed by the Employer for any reason or no reason prior to the Certification Date or Change of Control, if earlier, no portion of the Option shall become vested and the Option shall be forfeited immediately following the date the Grantee ceases to be Employed by the Employer.
(f) If a Change of Control occurs prior to the end of the Performance Period and prior to achievement of the Performance Goal, then the Performance Period will end on the date of the Change of Control, the Performance Goal will be deemed achieved as of the date of the Change of Control, and the Option will be fully vested as of the date of the Change of Control, provided that the Grantee is Employed by the Employer on the date of the Change of Control. For purposes of this Grant, the term “Change of Control” shall mean as such term is defined in the Plan.
(g) For purposes of this Grant, the term “Performance Period” shall mean the                      year period beginning on the Date of Grant and ending on                     .

3. Exercisability of the Option. If the Option becomes vested as described in Paragraph 2 above, the Option will become exercisable according to the applicable schedule described in this Paragraph 3, provided that the Grantee is Employed by the Employer on the applicable exercisability date:
(a) Performance Goal Achieved by First Anniversary of Date of Grant. Except as provided in subparagraph (e) below, if, as certified by the Committee, the Performance Goal is first achieved at any time prior to, or on, the first anniversary of the Date of Grant, the Option will become exercisable according to the following schedule:

Shares for Which the Option is
Exercisability Date	Exercisable on the Exercisability Date

The Certification Date or the first anniversary of Date of Grant, whichever is later	25%

Second anniversary of Date of Grant	25%

Third anniversary of Date of Grant	25%

Fourth anniversary of Date of Grant	25%
(b) Performance Goal Achieved After First Anniversary of Date of Grant, but by Second Anniversary of the Date of Grant. Except as provided in subparagraph (e) below, if, as certified by the Committee, the Performance Goal is first achieved at any time after the first anniversary of the Date of Grant, but not later than the second anniversary of the Date of Grant, the Option will become exercisable according to the following schedule:

Shares for Which the Option is
Exercisability Date	Exercisable on the Exercisability Date

The Certification Date or the second anniversary of Date of Grant, whichever is later	50%

Third anniversary of Date of Grant	25%

Fourth anniversary of Date of Grant	25%

(c) Performance Goal Achieved After Second Anniversary of Date of Grant, but by Third Anniversary of the Date of Grant. Except as provided in subparagraph (e) below, if, as certified by the Committee, the Performance Goal is first achieved at any time after the second anniversary of the Date of Grant, but not later than the third anniversary of the Date of Grant, the Option will become exercisable according to the following schedule:

Shares for Which the Option is
Exercisability Date	Exercisable on the Exercisability Date

The Certification Date or the third anniversary of Date of Grant, whichever is later	75%
Fourth anniversary of Date of Grant	25%
(d) Performance Goal Achieved After Third Anniversary of Date of Grant, but by Fourth Anniversary of the Date of Grant. Except as provided in subparagraph (e) below, if, as certified by the Committee, the Performance Goal is first achieved at any time after the third anniversary of the Date of Grant, but not later than the fourth anniversary of the Date of Grant, the Option will become exercisable according to the following schedule:

Shares for Which the Option is
Exercisability Date	Exercisable on the Exercisability Date

The Certification Date or the fourth anniversary of Date of Grant, whichever is later	100%
(e) Change of Control Prior to Fourth Anniversary of the Date of Grant. If a Change of Control occurs prior to the fourth anniversary of the Date of Grant, the Option will be fully exercisable as of the date of the Change of Control.
(f) Performance Goal Not Achieved by Fourth Anniversary of the Date of Grant. Except in the event of a Change of Control prior to the end of the Performance Period, if the Performance Goal is not achieved by the fourth anniversary of the Date of Grant, no portion of the Option will become exercisable and the Option shall be forfeited.
The exercisability of the Option is cumulative, but shall not exceed 100% of the shares of Company Stock subject to the Option. If the applicable schedule would produce fractional shares, the number of shares for which the Option becomes exercisable shall be rounded up to the nearest whole Share. The Committee may accelerate the period over which the Option becomes exercisable based upon the Grantee’s individual performance.
4. Term of Option.
(a) The Option shall have a term of                      (_) years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Grant or the Plan.
(b) The Option shall automatically terminate upon the happening of the first of the following events:
(i) The expiration of the 90-day period after the Grantee ceases to be Employed by the Employer, if the termination is for any reason other than death, termination for Cause (as defined in the Plan), or the Grantee’s sole determination to terminate his or her employment (other than by reason of retirement approved by the Committee).

(ii) The expiration of the 180-day period after the Grantee ceases to be Employed by the Employer, if the Grantee dies while Employed by the Employer or retires from such employment with the consent of the Committee.
(iii) The date on which the Grantee ceases to be Employed by the Employer on account of a termination for Cause by the Employer (as defined in the Plan) or the Grantee’s voluntary termination (other than by reason of retirement approved by the Committee). In addition, notwithstanding the prior provisions of this Paragraph 4, if the Grantee engages in conduct that constitutes Cause after the Grantee’s employment or service terminates, the Option shall immediately terminate.
Notwithstanding the foregoing, in no event may the Option be exercised after the date that is immediately before the seventh anniversary of the Date of Grant. Any portion of the Option that is not exercisable at the time the Grantee ceases to be Employed by the Employer shall immediately terminate.
5. Exercise Procedures.
(a) Subject to the provisions of Paragraphs 2, 3 and 4 above, the Grantee may exercise part or all of the vested and exercisable portion of the Option by giving the Company written notice of intent to exercise in the manner provided in this Grant, specifying the number of shares of Company Stock as to which the Option is to be exercised and the method of payment. Payment of the exercise price shall be made in accordance with procedures established by the Committee from time to time based on type of payment being made but, in any event, prior to issuance of the shares of Company Stock. The Grantee shall pay the exercise price (i) in cash, (ii) by delivering shares of Company Stock owned by the Grantee and having a Fair Market Value (as defined in the Plan) on the date of exercise at least equal to the exercise price or by attestation (on a form prescribed by the Committee) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise at least equal to the exercise price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve, to the extent permitted by applicable law. The Committee may impose from time to time such limitations as it deems appropriate on the use of shares of Company Stock to exercise the Option.
(b) The obligation of the Company to deliver shares of Company Stock upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations.
(c) All obligations of the Company under this Grant shall be subject to the rights of the Employer as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. Unless Committee determines otherwise, the Grantee may elect to satisfy any tax withholding obligation of the Employer with respect to the Option by having shares of Company Stock withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

6. Change of Control. Except as set forth above, the provisions of the Plan applicable to a Change of Control shall apply to the Option, and, in the event of a Change of Control, the Committee may take such actions as it deems appropriate pursuant to the Plan.
7. Restrictions on Exercise. Except as the Committee may otherwise permit pursuant to the Plan, only the Grantee may exercise the Option during the Grantee’s lifetime and, after the Grantee’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Grant.
8. Acknowledgement By Grantee. By accepting this Grant, the Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by the terms of the Plan and this Grant. The Grantee further agrees to be bound by the determinations and decisions of the Committee with respect to this Grant and the Plan and the Grantee’s rights to benefits under this Grant and the Plan, and agrees that all such determinations and decisions of the Committee shall be binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest under this Grant and the Plan on behalf of the Grantee. The Grantee further hereby acknowledges and agrees that the Grantee will indemnify the Employer and hold the Employer free and harmless of, from and against any and all losses, damage, obligation or liability, and all costs and expenses (including reasonable attorneys’ fees) incurred in connection therewith, which may be suffered or incurred on account or by reason of any act or omission of the Grantee or the Grantee’s heirs, executors, administrators, personal representatives, successors and assigns in breach or violation of the provisions of the Plan or the agreements of the Grantee set forth herein.
9. Grant Subject to Plan Provisions. This Grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the Option are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares of Company Stock, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.
10. No Employment or Other Rights. The grant of the Option shall not confer upon the Grantee any right to be retained by or in the employ or service of the Employer and shall not interfere in any way with the right of the Employer to terminate the Grantee’s employment or service at any time. The right of the Employer to terminate the Grantee’s employment or service at any time for any reason is specifically reserved.

11. No Stockholder Rights. Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of a stockholder with respect to the shares of Company Stock subject to the Option, until certificates for shares of Company Stock have been issued upon the exercise of the Option.
12. Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Grantee under this Grant may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Grant, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Grant may be assigned by the Company without the Grantee’s consent.
13. Applicable Law; Entire Agreement. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of laws provisions thereof. This Grant, together with the Non-Disclosure and Non-Competition Agreement (or, if applicable, the Non-Disclosure Agreement) provided to the Grantee herewith, the provisions of which are incorporated herein by reference, sets forth the entire agreement of the parties with respect to the subject matter hereof and may not be changed or terminated except by a writing signed by the Grantee and the Company. This Grant and any undertakings and indemnities delivered hereunder shall be binding upon and shall inure to the benefit of the Grantee and the Grantee’s heirs, distributees and personal representatives and to the Company, its successors and assigns.
14. Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Secretary at the corporate headquarters of the Company, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Employer, or to such other address as the Grantee may designate to the Employer in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.
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IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this Grant, and the Grantee has executed this Grant, effective as of the Date of Grant.

ATTEST	CSS INDUSTRIES, INC.

(Corporate Seal)

By:

I hereby accept the Option described in this Grant, and I agree to be bound by the terms of the Plan and this Grant. I hereby further agree that all the decisions and determinations of the Committee shall be final and binding.

ACCEPTED:

By: